UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2025

CB FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 001-36706

Pennsylvania	51-0534721
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Market Street, Carmichaels, PA	15320
(Address of principal executive offices)	(Zip Code)

(724) 966-5041
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.4167 per share	CBFV	The Nasdaq Stock Market, LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the
Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.
On July 22, 2025, CB Financial Services, Inc. (the "Company") issued a press release announcing its financial results for the three and six months ended June 30, 2025, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
John H. Montgomery, President and Chief Executive Officer of the Company and Community Bank (the “Bank”), and Amanda Engles, Senior Vice President and Interim Chief Financial Officer of the Company and the Bank, will meet with investors at the Keefe, Bruyette & Woods 26th Annual Community Bank Investor Conference being held in New York, New York on July 28-30, 2025. A copy of the investor presentation to be used at the meeting is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.
Item 8.01. Other Events.
On July 22, 2025, the Company announced that its Board of Directors declared a cash dividend on the Company's outstanding shares of common stock. The dividend of $0.26 per share will be paid on or about August 29, 2025 to stockholders of record as of the close of business on August 15, 2025.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits
99.1. Press Release Dated July 22, 2025
99.2 Investor Presentation - July 2025
104. Cover Page Interactive Data File (embedded in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB FINANCIAL SERVICES, INC.

Date: July 22, 2025	By:	/s/ John H. Montgomery
John H. Montgomery
President and Chief Executive Officer

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